EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Financial:
Chris Sammons, 225-932-2546

Media:
Sean Clancy, 225-987-7129
Shaw Announces Record Third Quarter Fiscal 2008 Financial Results
•	Record Revenue of $1.8 billion

•	Record Net Income of $59 million, excluding Westinghouse segment

•	Record EBITDA of $117 million, excluding Westinghouse segment

•	Record New Awards of $4.0 billion

•	Backlog Climbs to Record $16.4 billion

•	Record Cash Balance of $690 million
          Baton Rouge, La., July 9, 2008 – The Shaw Group Inc. (NYSE: SGR) today reported net income for the three months ended May 31, 2008, of $53.9 million, or $0.64 per diluted share, compared with $54.1 million, or $0.66 per diluted share in the third quarter of 2007. The reported results for the third quarter of 2008 include a net loss of $4.8 million, or $0.06 per diluted share, related to the Westinghouse segment. Excluding the Westinghouse segment, net income was a record $58.7 million, or $0.70 per diluted share.
          Third quarter 2008 earnings before interest expense, income taxes, depreciation and amortization (EBITDA), excluding the Westinghouse segment, was a record $116.5 million, compared with $73.5 million in the prior year period.
          “Solid project execution by our Fossil & Nuclear, Energy & Chemicals, and Fabrication & Manufacturing segments drove our strong quarterly results,” said J.M. Bernhard Jr., chairman, president and chief executive officer. “Each of these segments experienced revenue growth fueled by the global power generation, petrochemical and refined product markets.”

          Shaw’s backlog of unfilled orders at May 31, 2008, rose to a company record of $16.4 billion, up $3.1 billion or 23 percent from a year ago, and up 15 percent from the second quarter of 2008. The record backlog excludes the majority of the work expected to be performed under the EPC contracts signed during the quarter with Southern Company and SCANA, and the letter of intent signed with Progress Energy, for a total of six new Westinghouse AP1000TM nuclear reactors, as Shaw continues to operate under limited notices to proceed for these projects. Approximately $6.5 billion, or 40 percent, of the current backlog is expected to be converted to revenues during the next 12 months.
          “The record new awards in the quarter and our record backlog are indicative of Shaw’s position in its core markets today. Notably, the E&I segment added more than $2.7 billion in new awards during the quarter, and has nearly doubled its backlog to $5.2 billion. The increase in E&I’s backlog was driven by the $2 billion contract modification for the Department of Energy’s MOX project in South Carolina and the $700 million Army Corps of Engineer’s Inner Harbor Navigation Canal Hurricane Protection Project in New Orleans. Looking ahead, we expect Shaw’s strategic position in the growing nuclear power market combined with our strong position in our traditional markets to drive revenue and earnings growth into fiscal 2009 and beyond,” continued Mr. Bernhard.
          Revenues for the third quarter fiscal 2008 grew 14 percent to a quarterly record of $1.8 billion, compared to $1.6 billion in the corresponding 2007 period.
          Net cash provided by operating activities totaled $33.5 million for the third quarter of fiscal 2008, compared to $131.1 million in the third quarter of fiscal 2007. At May 31, 2008, Shaw’s total cash balance was a record $689.8 million.
          Shaw continues to expect earnings per diluted share, excluding Westinghouse, to approximate $2.30 for the fiscal year 2008.
          A conference call to discuss the company’s third quarter fiscal 2008 financial results will be held today, Wednesday, July 9, 2008, at 5 p.m. EDT (4 p.m. CDT). A slide presentation outlining the third quarter financial results will be posted on the Investor Relations page of Shaw’s Web site at www.shawgrp.com approximately one hour prior to the conference call. Interested parties may dial 800-920-3359 to listen live to the conference call or access a live audio webcast on the Investor Relations page of Shaw’s Web site at www.shawgrp.com.

          A replay of the conference call will be available by telephone, as well as on the company’s Web site, approximately one hour after the conclusion of the call. To listen to a replay of the conference call by telephone, dial 800-633-8284 and use reservation number 2138-7535.
Calculation of EBITDA
          The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our financial statements prepared under generally accepted accounting principles (GAAP), EBITDA itself is not a GAAP measure. A table reconciling EBITDA to its most directly comparable GAAP measure is included in the summarized financial information included in this release. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP, including net cash provided by operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
          The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation and facilities management services for government and private sector clients in the energy, chemicals, environmental, infrastructure and emergency response markets. A Fortune 500 company with fiscal 2008 revenues expected to exceed $7 billion, Shaw is headquartered in Baton Rouge, La., and employs approximately 27,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit Shaw’s Web site at www.shawgrp.com.
            The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management “believes,” “expects,” “anticipates,” “plans” or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company.  There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors.  Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company’s Web site under the heading “Forward-Looking Statements.” These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis, visit our Web site at www.shawgrp.com.
# # #

THE SHAW GROUP INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2008 AND 2007
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
		2007		2007
	2008	(Restated)	2008	(Restated)

Revenues	$1,820,745	$1,602,741	$5,186,127	$4,087,062
Cost of revenues	1,645,236	1,468,452	4,740,583	3,834,112

Gross profit	175,509	134,289	445,544	252,950
General and administrative expenses	71,520	68,187	214,206	204,013

Operating income	103,989	66,102	231,338	48,937
Interest expense	(2,038)	(3,079)	(6,581)	(10,859)

Interest expense on Japanese Yen-denominated bonds including accretion and amortization	(10,040)	(8,543)	(28,127)	(21,992)
Interest income	4,433	3,379	15,647	8,677

Foreign currency translation gains (losses) on Japanese Yen-denominated bonds, net	(8,392)	15,457	(106,189)	18,448
Other foreign currency transaction gains (losses), net	2,093	(301)	8,869	(5,007)
Other income (expense), net	1,296	383	1,335	(1,019)

Income before income taxes, minority interest and earnings from unconsolidated entities	91,341	73,398	116,292	37,185
Provision for income taxes	34,094	15,743	43,394	19,212

Income before minority interest and earnings from unconsolidated entities	57,247	57,655	72,898	17,973
Minority interest	(11,202)	(4,355)	(23,067)	(12,867)
Income from 20% Investment in Westinghouse, net of income taxes	5,822	1,625	12,698	1,457
Earnings (losses) from unconsolidated entities, net of income taxes	2,043	(787)	2,490	(26,208)

Net income (loss)	$53,910	$54,138	$65,019	$(19,645)

Net income (loss) per common share:
Basic	$0.65	$0.68	$0.80	$(0.25)

Diluted	$0.64	$0.66	$0.77	$(0.25)

Weighted average shares outstanding:
Basic	82,511	80,060	81,773	79,763
Diluted	84,253	81,855	84,013	79,763

THE SHAW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
as of May 31, 2008 and August 31, 2007
(In thousands, except per share amounts)

	2008	2007
	(Unaudited)	(As Restated)
ASSETS
Current assets:
Cash and cash equivalents	$677,131	$341,359
Restricted and escrowed cash	12,647	19,266
Accounts receivable, including retainage, net	849,168	771,806
Inventories	216,738	184,371
Costs and estimated earnings in excess of billings on uncompleted contracts, including claims	462,084	398,131
Deferred income taxes	58,558	79,146
Prepaid expenses	36,764	23,576
Other current assets	37,475	34,435

Total current assets	2,350,565	1,852,090
Investments in and advances to unconsolidated entities, joint ventures and limited partnerships	22,894	41,227
Investment in Westinghouse	1,159,329	1,126,657
Property and equipment, less accumulated depreciation of $229,302 and $198,662, respectively	269,663	219,852
Goodwill	509,056	513,951
Intangible assets	24,974	27,356
Deferred income taxes	15,495	9,629
Other assets	97,967	103,683

Total assets	$4,449,943	$3,894,445

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$615,100	$553,273
Accrued salaries, wages and benefits	112,650	119,219
Other accrued liabilities	174,404	200,500
Advanced billings and billings in excess of costs and estimated earnings on uncompleted contracts	808,360	572,435
Short-term debt and current maturities of long-term debt	8,667	7,687

Total current liabilities	1,719,181	1,453,114
Long-term debt, less current maturities	3,926	9,337
Japanese Yen-denominated long-term bonds secured by Investment in Westinghouse, net	1,197,073	1,087,428
Interest rate swap contract on Japanese Yen-denominated bonds	409	6,667
Other liabilities	75,033	62,960
Minority interest	30,346	18,825
Contingencies and commitments
Shareholders’ equity
Preferred Stock, no par value, 20,000,000 shares authorized; no shares issued and outstanding	—	—
Common Stock, no par value, 200,000,000 shares authorized; 89,024,451 and 86,711,957 shares issued, respectively; and 83,375,922 and 81,197,473 shares outstanding, respectively	1,200,622	1,104,633
Retained earnings	333,678	273,602
Accumulated other comprehensive loss	4,046	(17,073)
Treasury stock, 5,649,529 shares and 5,514,484 shares, respectively	(114,371)	(105,048)

Total shareholders’ equity	1,423,975	1,256,114

Total liabilities and shareholders’ equity	$4,449,943	$3,894,445

FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2008 AND 2007
REVENUES BY GEOGRAPHY
(In millions)

	Three Months				Nine Months
			2007				2007
	2008		(Restated)		2008		(Restated)
	(In millions)%		(In millions)%		(In millions)%		(In millions)%
United States	$1,412.5	78	$1,267.4	79	$4,082.7	79	$3,258.6	80
Asia/Pacific Rim	153.8	8	62.0	4	352.7	7	162.5	4
Middle East	185.7	10	214.0	14	544.0	11	514.1	13
Canada	7.5	—	4.6	—	16.0	—	11.1	—
Europe	45.7	3	47.5	3	141.7	3	117.0	3
South America and Mexico	9.2	1	5.1	—	25.9	—	15.0	—
Other	6.3	—	2.1	—	23.1	—	8.8	—

Total revenues	$1,820.7	100	$1,602.7	100	$5,186.1	100	$4,087.1	100

BACKLOG BY SEGMENT
(In millions)

	May 31, 2008%		August 31, 2007%
Fossil & Nuclear	$6,660.1	41	$6,768.9	47
E&I	5,231.6	32	2,589.2	18
E&C	2,284.9	14	2,550.8	18
Maintenance	1,479.0	9	1,691.6	12
F&M	730.2	4	713.8	5

Total backlog	$16,385.8	100	$14,314.3	100

REVENUES AND GROSS PROFIT BY SEGMENT
FOR THE THREE AND NINE MONTHS ENDED MAY 31, 2008 AND 2007
(In millions, except percentages)

	Three Months		Nine Months
		2007		2007
	2008	(Restated)	2008	(Restated)
Revenues
Fossil & Nuclear	$691.5	$441.1	$1,937.5	$1,045.9
E&I	349.6	381.2	1,083.9	1,083.1
E&C	338.8	293.3	908.1	754.3
Maintenance	309.4	364.0	844.2	867.6
F&M	130.6	123.1	410.2	336.2
Corporate	0.8	—	2.2	—

Total revenues	$1,820.7	$1,602.7	$5,186.1	$4,087.1

Gross profit
Fossil & Nuclear	$54.7	$33.4	$141.1	$36.2
E&I	25.5	29.0	73.8	68.3
E&C	45.1	25.3	77.8	56.8
Maintenance	17.2	17.1	43.9	10.9
F&M	32.0	29.5	106.2	80.7
Corporate	1.0	—	2.7	—

Total gross profit	$175.5	$134.3	$445.5	$252.9

Gross profit percentage
Fossil & Nuclear	7.9%	7.6%	7.3%	3.5%
E&I	7.3%	7.6%	6.8%	6.3%
E&C	13.3%	8.6%	8.6%	7.5%
Maintenance	5.5%	4.7%	5.2%	1.3%
F&M	24.5%	24.0%	25.9%	24.0%
Corporate	NM	NM	NM	NM

Total gross profit percentage	9.6%	8.4%	8.6%	6.2%

NM — Not Meaningful

REGULATION G DISCLOSURES
The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.
The Shaw Group Inc.
Reconciliation of Shaw Consolidated Results to Shaw Excluding Investment in Westinghouse Segment
for the three months ended May 31, 2008
(in millions, except per share data)

	Q3 FY 2008
	Quarter ended May 31, 2008
		Westinghouse	Excluding
	Consolidated	Segment	Westinghouse
Revenues	$1,820.7	$0.0	$1,820.7
Cost of revenues	1,645.2	0.0	1,645.2

Gross profit	175.5	0.0	175.5

General and administrative expenses	71.5	0.1	71.4

Operating income (loss)	104.0	(0.1)	104.1

Interest expense	(2.0)	0.0	(2.0)
Interest expense on JPY-denominated bonds including accretion and amortization	(10.0)	(10.0)	0.0
Interest income	4.4	0.0	4.4
Foreign currency translation gains (losses) on JPY-denominated bonds, net	(8.4)	(8.4)	0.0
Other foreign currency transaction gains (losses), net	2.1	0.0	2.1
Other income (expense), net	1.3	0.0	1.3

	(12.6)	(18.4)	5.8
Income (loss) before income taxes, minority interest, earnings (losses) from unconsolidated entities	91.4	(18.5)	109.9
Provision (benefit) for income taxes	34.1	(7.9)	42.0

Income (loss) before minority interest and earnings (losses) from unconsolidated entities	57.3	(10.6)	67.9

Minority interest	(11.2)	0.0	(11.2)
Income from 20% Investment in Westinghouse, net of income taxes	5.8	5.8	0.0
Earnings (losses) from unconsolidated entities, net of income taxes	2.0	0.0	2.0

Net income (loss)	$53.9	($4.8)	$58.7

Net income (loss) per common share:
Basic income (loss) per common share	$0.65	$(0.06)	$0.71

Diluted income (loss) per common share	$0.64	$(0.06)	$0.70

Weighted average shares outstanding:
Basic	82.5	82.5	82.5
Diluted:	84.3	84.3	84.3

The Shaw Group Inc. defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. EBITDA is an important financial measure used by The Shaw Group Inc. to assess performance. Although it is calculated using components derived from our GAAP financial statements, EBITDA itself is not a GAAP measure. The following table relfects the company’s calculation of EBITDA and EBITDA percentage. Calculations of EBITDA should not be viewed as a substitute for calculations under GAAP including cash flow from operations, operating income and net income. In addition, EBITDA calculations by one company may not be comparable to EBITDA calculations made by another company.
Reconciliation of EBITDA calculation for the three months ended May 31, 2008

	Q3 FY 2008
		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse
Net Income (Loss)	$53.9	$(4.8)	$58.7

Interest Expense	12.0	10.0	2.0
Depreciation and Amortization	12.5	—	12.5
Provision for Income Taxes	34.1	(7.9)	42.0
Income Taxes on Unconsolidated Subs	5.1	3.8	1.3

EBITDA	$117.6	$1.1	$116.5

Revenue	1,820.7	N/A	1,820.7

EBITDA %	6.5%	N/A	6.4%

Reconciliation of EBITDA calculation for the three months ended May 31, 2007

	Q3 FY 2007 (Restated)
		Westinghouse	Excluding
(in millions)	Consolidated	Segment	Westinghouse
Net Income (Loss)	$54.1	$6.1	$48.0

Interest Expense	11.6	8.5	3.1
Depreciation and Amortization	10.2	—	10.2
Provision for Income Taxes	15.7	2.7	13.0
Income Taxes on Unconsolidated Subs	0.3	1.1	(0.8)

EBITDA	$91.9	$18.4	$73.5

Revenue	1,602.7	N/A	1,602.7

EBITDA %	5.7%	N/A	4.6%